UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 6, 2005

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	0-13857 (Commission file number)	98-0366361 (I.R.S. employer identification number)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas (Address of principal executive offices)	77478 (Zip code)

Registrant’s telephone number, including area code: (281) 276-6100

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL A.2. BELOW):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

ITEM 2.02. Results of Operations and Financial Condition

     On October 6, 2005, Noble Corporation issued a news release providing an update on the effects of Hurricanes Katrina and Rita on the company’s Gulf of Mexico operations. The news release also contains information regarding management’s expectations as to the estimated impact of the storms on the company’s results of operations for the quarter ending December 31, 2005 and the quarter ended September 30, 2005. The news release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by this reference.

ITEM 7.01. Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item 7.01 the Noble Corporation and Subsidiaries Fleet Status Update as of October 6, 2005 of the Registrant, which is attached as Exhibit 99.1 and will be published on the Registrant’s web site at http://www.noblecorp.com. The report provides certain summary information about the operations of the drilling units of the Registrant. The report is being furnished in accordance with Rule 101 (e) (1) under Regulation FD and shall not be deemed to be filed.

ITEM 8.01. Other Events

     On October 6, 2005, Noble Corporation issued a news release providing an update on the effects of Hurricanes Katrina and Rita on the company’s Gulf of Mexico operations. Attached hereto as Exhibit 99.2 is a copy of the news release dated October 6, 2005 by Noble Corporation.

ITEM 9.01. Financial Statements and Exhibits.

          (c) Exhibits

Exhibit 99.1	Noble Corporation and Subsidiaries Fleet Status Update as of October 6, 2005.

Exhibit 99.2	News Release dated October 6, 2005 issued by Noble Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NOBLE CORPORATION
Date: October 6, 2005	By:	/s/ BRUCE W. BUSMIRE
Bruce W. Busmire
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Noble Corporation and Subsidiaries Fleet Status Update as of October 6, 2005.

Exhibit 99.2	News Release dated October 6, 2005 issued by Noble Corporation.

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